Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of L-1 Identity Solutions, Inc. of our report dated June 26, 2009 relating to the financial statements and supplemental schedules of the L-1 Identity Solutions, Inc. 401(k) Plan (the “Plan”), which appear in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2008.

/s/ McGladrey & Pullen LLP
McGladrey & Pullen LLP
Stamford, Connecticut
February 12, 2010